Exhibit 6

DEBT EXCHANGE AGREEMENT

DEBT EXCHANGE AGREEMENT (this “Agreement”), dated as of April 13, 2004, by and among Lithium Technology Corporation (“LTC”), GAIA Holding B.V. (“GAIA Holding”), GAIA Akkumulatorenwerke GmbH (“GAIA GmbH”), Arch Hill Ventures N.V. (“Arch Hill Ventures”) and Arch Hill Capital N.V. (“Arch Hill Capital”). LTC, GAIA Holding and GAIA GmbH are sometimes referred to together as the “Company.” Arch Hill Capital and Arch Hill Ventures are sometimes referred to together as the “Debtholders or individually as the “Debtholder.”

WHEREAS:

A. Arch Hill Capital and LTC have entered into a Bridge Loan Agreement dated December 31, 2001, as amended by Amendment Agreement No. 1 dated as of March 20, 2002, Amendment Agreement No. 2 dated as of May 30, 2002, Amendment Agreement No. 3 dated as of July 29, 2002, Amendment Agreement No. 4 dated as of October 4, 2002 and Amendment No. 5 dated April 14, 2003 (collectively, the “Arch Hill Capital Bridge Loan Agreement”) pursuant to which Arch Hill Capital has made loans through April 13, 2004 in the amount set forth on Schedule I to this Agreement (the “Arch Hill Capital Debt”); and

B. GAIA and Arch Hill Ventures have entered into a Loan Contract and Agreement on Subordination dated December 31, 2000 (the “Arch Hill Ventures Loan Agreement”) pursuant to which Arch Hill Ventures has made loans through April 13 2004 in the amount set forth on Schedule I to this Agreement (the “Arch Hill Ventures Debt”); and

C. The Arch Hill Capital Bridge Loan Agreement provides that (i) all sums due under any promissory notes issued to Arch Hill Capital on or after July 29, 2002 (the “2002 Arch Hill Capital Debt”) will be applied against the purchase price of equity securities being sold by LTC in any equity financing and (ii) all sums due under any promissory note issued on or after January 1, 2003 (the “2003 and Later Arch Hill Capital Debt”) shall bear interest at 6% per annum and shall be payable upon twelve months written demand by Arch Hill Capital or at the option of Arch Hill Capital, may be applied against the purchase price of equity securities being sold by the Company in any equity financing after the date of such note (the “Bridge Loan Exchange Option”); and

D. The Company has issued $2 million of 10% debentures with 1 million attached warrants in January 2004 (the “January 2004 Securities”), which debentures are convertible at any time at the option of the holder into shares of LTC common stock at the lesser of 50% of the average of the lowest three trading prices of LTC common stock for the twenty trading days ending one trading day prior to the date LTC receives a conversion notice from a 10% debenture holder and a fixed conversion price of $2.00, and which warrants are exercisable at $2.00 per share; and

E. The 2002 Arch Hill Capital Debt is exchangeable pursuant to its terms into debentures in the amount of such promissory notes and one warrant for each $1.00 principal of debentures, on the same terms as the January 2004 Securities; and

F. Pursuant to the Bridge Loan Exchange Option, Arch Hill Capital has the option to apply all amounts due under the 2003 and Later Arch Hill Capital Debt for 10% debentures in the amount of such promissory notes and one warrant for each $1.00 principal of debentures, on the same terms as the January 2004 Securities, which debentures would be convertible into LTC Common Stock on the date hereof at a conversion price of $1.01 per share; and

G. It is in the best interest of the Company to issue securities at a fixed price rather than a fluctuating conversion price based on a discount to market formula; and

H. Arch Hill Capital is willing to waive its right to acquire securities having the same terms as the January 2004 securities for all of the 2003 and Later Arch Hill Capital Debt, other than $1,412,625 of 10% debentures and 706,312 warrants (which together with $1,587,375 of 10% debentures and 793,688 of warrants exchangeable by its terms for the 2002 Arch Hill Capital would result in the issuance of a total of $3,000,000 of 10% debentures and 1,500,000 of warrants being issued to Arch Hill Capital having the same terms as the January 2004 securities), provided the securities set forth herein are issued in lieu therein for the balance of the 2003 and Later Arch Hill Capital Debt; and

I. In consideration of the foregoing, the Company desires to issue to Arch Hill Capital and Arch Hill Capital desires to acquire, upon the terms and conditions set forth in this Agreement in exchange for the Arch Hill Capital Debt (i) 10% convertible debentures of LTC, in the form attached hereto as Exhibit “A”, in the aggregate principal amount set forth on Schedule I to this Agreement (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Debentures”), convertible into shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Debentures, (ii) the number of shares of LTC Common Stock set forth on Schedule I to this Agreement (the “Arch Hill Capital Shares”), (iii) warrants, in the form attached hereto as Exhibit “B”, to purchase the number of shares of Common Stock set forth on Schedule I to this Agreement at $2.00 per share (the “$2.00 Warrants”), and (iv) warrants, in the form attached hereto as Exhibit “C”, to purchase the number of shares of Common Stock set forth on Schedule I to this Agreement (the “$2.40 Warrants”); and

J. The Company desires to issue to Arch Hill Ventures and Arch Hill Ventures desires to acquire, upon the terms and conditions of this Agreement, in exchange for the Arch Hill Ventures Debt the number of shares of LTC Common Stock set forth on Schedule I to this Agreement (the “Arch Hill Ventures Shares”); and

K. The Board of Directors of LTC has adopted resolutions approving this Agreement and the consummation of the transactions contemplated hereby, and authorizing the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Agreement, the parties hereto agree as follows:

1. EXCHANGE OF DEBT

a. Exchange of Arch Hill Capital Debt. On the Closing Date (as defined below), the Company shall issue to Arch Hill Capital and Arch Hill Capital shall acquire from the Company (i) the Debentures, (ii) the Arch Hill Capital Shares, (iii) the $2.00 Warrants, and (iv) the $2.40 Warrants, in each case in the amounts set forth on Schedule I to this Agreement in exchange for the Arch Hill Capital Debt. Arch Hill Capital hereby waives its right to acquire any other securities of the Company in exchange for the Arch Hill Capital Debt, except as set forth herein.

b. Exchange of Arch Hill Ventures Debt. On the Closing Date the Company shall issue to Arch Hill Ventures and Arch Hill Ventures shall acquire from the Company the Arch Hill Ventures Shares set forth on Schedule I to this Agreement in exchange for the Arch Hill Ventures Debt.

c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the closing of the transactions under this Agreement (the “Closing Date”) shall be on a mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

d. Securities Act Exemption. The parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

2. REPRESENTATIONS AND WARRANTIES OF THE DEBTHOLDERS. Each Debtholder severally (and not jointly) represents and warrants to the Company solely as to that Debtholder that:

a. Investment Purpose. As of the date hereof, Debtholder is acquiring, as applicable, the Debentures and the shares of Common stock issuable upon conversion or otherwise pursuant to the Debentures (such shares of Common Stock being collectively referred to herein as the “Conversion Shares”), the $2.00 Warrants, the $2.40 Warrants and the shares of Common Stock issuable upon exercise of the $2.00 Warrants and the $2.40 Warrants (collectively, the “Warrant Shares”), and the Arch Hill Capital Shares or the Arch Hill Venture Shares (in either case, the “Common Shares”), (the foregoing being referred collectively as the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b. Accredited Investor Status. Debtholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. Debtholder understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Debtholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Debtholder set forth herein in order to determine the availability of such exemptions and the eligibility of Debtholder to acquire the Securities.

d. Information. Debtholder and its advisors, if any, have been, and for so long as the Debentures and Warrants remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Debtholder or its advisors. Debtholder and its advisors, if any, have been, and for so long as the Debentures and Warrants remain outstanding will continue to be, afforded the opportunity to ask questions of the Company.

e. Governmental Review. Debtholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Re-sale. Debtholder understands that (i) except as provided herein, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Debtholder shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of Debtholder who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and Debtholder shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bonafide margin account or other lending arrangement, so long as any such pledge complies with applicable federal and state securities laws.

g. Legends. Debtholder understands that the Common Shares, the Debentures and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated herein or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 or Regulation S. Debtholder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable federal and state securities law requirements, including prospectus delivery requirements, if any.

h. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of Debtholder, and this Agreement constitutes valid and binding agreement of Debtholder enforceable in accordance with its terms.

i. Residency. Debtholder is a resident of the Netherlands.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Debtholder that:

a. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Debentures and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Debentures, the Warrants and the Common Shares by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Common Shares, the Debentures and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.

b. Issuance of Shares. The Common Shares, the Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

c. No Conflicts. The execution, delivery and performance of this Agreement, the Debentures and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

d. SEC Documents; Financial Statements. The Company has delivered to each Debtholder or made available through the SEC’s EDGAR database true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4. COVENANTS.

a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

b. Authorization and Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Debentures and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Debentures or Exercise Price of the Warrants in effect from time to time) and as otherwise required by the Debentures. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Debentures and exercise of the Warrants without the consent of each Debtholder. The Company shall at all times maintain the number of shares of Common Stock so reserved for issuance at an amount (“Reserved Amount”) equal to no less than two (2) times the number that is then actually issuable upon full conversion of the Debentures and upon exercise of the Warrants (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance (“Authorized and Reserved Shares”) is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations under this Section 4.b, in the case of an insufficient number of authorized shares, use its best efforts to obtain shareholder approval of an increase in such authorized number of shares, and use its best efforts to cause the management shares of the Company to be voted in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Reserved Amount.

c. Listing. The Company shall promptly secure the listing of the Securities upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Debtholder owns any of the Securities, shall maintain, so long as any other shares of

Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Debentures or exercise of the Warrants. The Company will obtain and, so long as any Debtholder owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB or any equivalent replacement exchange, the Nasdaq National Market (“Nasdaq”), the Nasdaq SmallCap Market (“Nasdaq SmallCap”), the New York Stock Exchange (“NYSE”), or the American Stock Exchange (“AMEX”) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable. The Company shall promptly provide to each Debtholder copies of any notices it receives from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

d. Corporate Existence. So long as a Debtholder beneficially owns any Debentures or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

e. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Debtholder or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Debtholder to the Company upon conversion of the Debentures or exercise of the Warrants in accordance with the terms thereof, including all applicable payment terms (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way any Debtholder’s obligations and agreement set forth in

Section 2(g) hereof to comply with all applicable federal and state securities law requirements, including prospectus delivery requirements, if any, upon re-sale of the Securities. If a Debtholder provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Debtholder provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Debtholder. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Debtholder, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Debtholder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION ISSUE SECURITIES. The obligation of the Company hereunder to issue the Securities to each Debtholder at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The applicable Debtholder shall have executed this Agreement and delivered the same to the Company.

b. The Company shall have received from its financial advisor, an opinion, that the exchange of the Arch Hill Capital Debt and the exchange of the Arch Hill Ventures Debt on the terms set forth in this Agreement is fair from a financial point of view to the Company’s stockholders, and such opinion shall not have been withdrawn prior to the Closing Date.

c. The representations and warranties of the applicable Debtholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Debtholder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Debtholder at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO EACH DEBTHOLDER’S OBLIGATION TO ACQUIRE SECURITIES. The obligation of each Debtholder hereunder to acquire the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Debtholder’s sole benefit and may be waived by such Debtholder at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Debtholder.

b. The Company shall have delivered to Arch Hill Capital the duly executed Debentures, the Arch Hill Capital Shares, the $2.00 Warrants and the $2.40 Warrants in accordance with Section 1(a) above.

c. The Company shall have delivered to Arch Hill Ventures the Arch Hill Ventures Common Shares in accordance with Section 1(b) above.

d. The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

e. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

f. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. MISCELLANEOUS.

a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING

HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

b. Registration Rights. The Debtholders shall have demand and piggy back registration rights with respect to the Securities subject to the terms of the Registration Rights Agreement dated January 20, 2004 between the Company and the purchasers of the Company’s 10% Convertible Debentures dated January 20, 2004 and the letter agreement dated January 20, 2004 between the Debtholders and the purchasers of the Company’s 10% Convertible Debentures dated January 20, 2004.

c. Security Interest. Upon the repayment or conversion in full of the Company’s 10% Secured Convertible Debentures dated January 20, 2004, the Company shall grant to Arch Hill Capital a security interest in all of the assets of the Company and its subsidiaries to secure the obligations under the Debentures.

d. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

e. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

f. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

g. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, no party makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

h. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the LTC:

Lithium Technology Corporation

5115 Campus Drive

Plymouth Meeting, Pennsylvania 19462

Attention: Dr. Franz Josef Kruger, Chief Executive Officer

Facsimile: 610-940-6091

If to GAIA Holding:

GAIA Holding

Parkweg 2

2585 JJ’s-Gravenhage

The Netherlands

Attention: Mr. Harry H. van Andel, Executive Officer

Facsimile: 011 31 70 416 6050

If to GAIA Gmbh:

GAIA Akkumulatorenwerke Gmbh

Montaniastrasse 17

D-99734 Nordhausen

Germany

Attention: Dr. Franz Josef Kruger, Chief Executive Officer

Facsimile: 011 49 3631 616 749

If to Arch Hill Capital:

Arch Hill Capital N.V.

Parkweg 2

2585 JJ’s-Gravenhage

The Netherlands

Attention: Mr. Harry H. van Andel, Executive Officer

Facsimile: 011 31 70 416 6050

If to Arch Hill Ventures:

Arch Hill Capital N.V.

Parkweg 2

2585 JJ’s-Gravenhage

The Netherlands

Attention: Mr. Harry H. van Andel, Executive Officer

Facsimile: 011 31 70 416 6050

Each party shall provide notice to the other party of any change in address.

i. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), each Debtholder may assign its rights hereunder to any person that purchases Securities in a private transaction from such Debtholder or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

j. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

k. Survival. None of the representations and warranties of the Company shall survive the Closing. The agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of either Debtholder. The Company agrees to indemnify and hold harmless the Debtholder and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its covenants or obligations under this Agreement.

l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to, the execution of any amendment relating to the calculation of the Arch Hill Capital Debt or the Arch Hill Ventures Debt set forth on Schedule I if necessary.

m. Review of Agreement. Each party hereto represents and warrants that it has carefully read this Agreement and knows the contents hereof and that it has signed this Agreement freely and voluntarily and that each party has obtained independent counsel in reviewing this document and further acknowledges that the law firm of Gallagher, Briody & Butler has memorialized the within Agreement and has provided legal advice solely to LTC with respect to this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

LITHIUM TECHNOLOGY CORPORATION

/s/ Franz Kruger

Franz Kruger Chief Executive Officer

GAIA HOLDING B.V.

/s/ Harry H. van Andel

Harry H. van Andel Chief Executive Officer

GAIA AKKUMULATORENWERKE GMBH

/s/ Franz Kruger

Franz Kruger Chief Executive Officer

ARCH HILL CAPITAL, N.V.

/s/ Harry H. van Andel

Harry H. van Andel Chief Executive Officer

ARCH HILL VENTURES, N.V.

/s/ Harry H. van Andel

Harry H. van Andel Chief Executive Officer

SCHEDULE I TO DEBT EXCHANGE AGREEMENT

Security Holder	Debt Outstanding	Securities to be Issued in Exchange
Arch Hill Capital	$1,587,375 of promissory notes (issued from July 29, 2002 to December 31, 2002)	(1) $1,587,375 of 10% convertible debentures; and (2) 793,688 warrants to purchase shares of LTC common stock exercisable at $2.00 per share.
Arch Hill Capital	$1,412,625 of promissory notes (issued in 2003)	(1) $1,412,625 of 10% convertible debentures; and (2) 706,312 warrants to purchase shares of LTC common stock exercisable at $2.00 per share
Arch Hill Capital

$5,459,502 of promissory notes (issued in 2003),

$918,159 of promissory notes (issued from January 1, 2004-April 8, 2004), and

$323,284 of interest on the $6,872,127 and $918,159 of notes (calculated through April 13, 2004)

(1) 6,069,697 shares of LTC common stock; and (2) 10,500,000 warrants to purchase shares of LTC common stock exercisable at $2.40 per share
Arch Hill Ventures

Euros 19,049,875 [$23,185,604] of Arch Hill Ventures Debt consisting of

(1) Euros 16,360,250.31 [$19,912,061] debt,

(2) Euros 2,661,932.11 [$3,239,838] interest on the Euros 16,360,250.31 debt (interest through December 31, 2003), and

(3) Euros 27,692.82 [$33,705] of interest (from January 1, 2004-April 13, 2004)

21,001,453 shares of LTC common stock